Exhibit 99.2

CERTIFICATION

        I, Ray M. Harlin, as Chief Financial Officer and member of the Investment Committee of the U.S. Xpress Enterprises, Inc. (the “Company” ) Xpre$$avings 401(k) Plan (the “Plan”) hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 (the “Act” ), that, to my knowledge:

1.	The Plan’s Annual Report on Form 11-K for the years ended December 31, 2002 and 2001(the “Report” ) dated June 30, 2003 and filed with the United States Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 30, 2003

                                                     /s/ Ray M. Harlin
                                                     ----------------------------------
                                                     Ray M. Harlin, Executive Vice President of Finance,
                                                     Chief Financial Officer and
                                                     Investment Committee Member

The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise.